      TRADING ADVISORY AGREEMENT STEBEN MANAGED FUTURES STRATEGY FUND

            Trading Advisory Agreement (this "Agreement") entered into as of the 1st day of February 2016, by and among Steben & Company, Inc., a Maryland company (the "Adviser"), Steben Alternative Investment Funds, a registered investment company under the Investment Company Act of 1940, as amended, on behalf of the Fund as defined below (the "Trust"), and Revolution Capital Management LLC, a limited liability company formed under the laws of Colorado with its principal office 1400  16th  Street,  Suite  510,  Denver,  CO  80202 (the "Trader").

            WHEREAS, the Adviser has entered into an  Investment  Advisory  Agreement dated March 25, 2014 (the "Investment Advisory Agreement") with the Trust, relating to the provision of investment advisory services to the Steben Managed Futures Strategy Fund (the "Fund");

            WHEREAS, the Investment Advisory Agreement provides that the Adviser may delegate any or all of its investment advisory responsibilities under the Investment Advisory Agreement  to one or more sub-advisers;

            WHEREAS, the Adviser and the Board  of Trustees  of the Trust  desire to  retain the Trader to render portfolio management services to the Fund  in the manner  and  on the  terms set forth in this Agreement,  and the Trader is willing to provide such  services.

            NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter  set forth, the parties hereto agree as  follows:

     1. Trading Services.

(a) The Adviser hereby appoints the Trader to act as a commodity trading advisor ("CTA'') to the Fund with respect to that portion of the Fund's assets allocated from time to time to the Trader by the Adviser for the periods and on the terms herein set forth (the "Allocated Assets"). The Trader accepts such appointment and agrees to render  the  services  herein set forth, for the compensation herein provided.

(b) The Trader shall, subject to the supervision and oversight of the Adviser, trade the Allocated Assets on behalf of the Fund in accordance with the terms of this Agreement and the Supplemental Trading Agreement entered into by the Adviser and the Trader  in relation  to the Allocated  Assets and in accordance with (i) the investment objective, policies and restrictions of the Fund set forth in the Fund's prospectus and statement of additional information, as they may be amended from time to time, any additional policies or guidelines, including  without  limitation  compliance  policies and procedures, established by the Adviser, the Trust's Chief Compliance Officer, or by the Trust's Board of Trustees ("Board") that have been
(a)
furnished in wntmg to the Trader, (ii)  the  written  instructions and directions received from the Adviser  and  the Fund  as delivered;  and (iii) all federal and state laws applicable to the Fund and the Trader's  duties under this Agreement, all as may be in effect from time to time. The foregoing are referred to below together  as the  "Policies."

For purposes of compliance with  the Policies,  the Trader  shall  be entitled to treat the Allocated Assets as though the Allocated Assets constituted the entire Fund, and the Trader shall not be responsible in any way for the compliance of any assets of the Fund,  other  than  the  Allocated Assets, with the Policies. Subject to the foregoing, the Trader is authorized, in its discretion and without prior consultation with the  Adviser,  to  buy, sell, lend and otherwise trade in any commodity interests, including futures contracts, options on futures contracts, forward contracts and swaps (the "Financial Interests") on behalf of the Fund, without regard to the length of time the Financial Interests have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Allocated Assets may be invested in such proportions of Financial Interests as the Trader shall determine. Notwithstanding the foregoing provisions of this Section 1(b), however, (i) the Trader shall, upon and in accordance with written instructions from  the  Adviser,  effect  such portfolio transactions for the Allocated Assets as the  Adviser shall determine are necessary in order for the Fund to comply with the Policies, and (ii) upon notice to the Trader, the Adviser may effect in-kind redemptions with shareholders of the Fund  with  securities  or other financial assets included within the Allocated  Assets.

(c) Absent instructions from the Adviser or the officers of the Fund to the contrary, the Trader shall place orders pursuant to its determinations with any futures commission merchant  or  foreign  exchange broker  the Trader so chooses, provided, however, the orders are settled with a futures commission merchant or a foreign exchange broker with  which  the Fund has an account.

(d) The Trader hereby agrees that it shall not  consult  with  any other investment adviser or CTA to the Fund with respect to transactions in Financial Interests for the Allocated Assets or any other transactions in the Fund's assets, other than for the  purposes  of  complying  with  the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act of 1940 (the "1940 Act").

(e) The Trader may, on occasions when it deems the purchase or sale of a Financial Interest to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Trader, aggregate, to  the extent perm.itted by applicable laws and regulations, the Financial Interests to be sold or purchased in order to obtain the best  overall  terms  available. In such event, allocation of the Financial  Interests  or  securities so purchased or sold, as well as the expenses incurred in the transaction,  will be made by the Trader in the manner it considers to be most fair and
(a)
equitable over time to the Fund and to its other  accounts.  In that connection, however, the Trader agrees that: (i) in rendering consulting, advisory and management services to other Financial Interest trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts; and (ii) it will not deliberately use any trading strategies for the Fund which it or its principals know are inferior to those employed by other accounts. The Trader further agrees to be aware of the position limits imposed on certain Financial  Interest  contracts  by  the CFTC or applicable contract market. The Trader  will  be  entitled  to use that portion of the applicable position limits that bears  the  same relationship  that the Allocated  Assets bears to  all of the Fund's assets.  If, at any time during the term of this Agreement, the Trader is required to aggregate the Fund's Financial Interest positions with the positions of any other person for purposes of applying the CFTC or exchange imposed speculative position limits, the Trader will promptly  notify  the Adviser if the Fund's positions are included in an aggregate  amount  which  exceeds the applicable speculative position limit. If the speculative positions limits are reached in any Financial Interest contract, the Trader will modify the trading instructions to the Fund and its other accounts in a reasonable and good faith effort to achieve an equitable treatment of all accounts. The Trader currently believes and represents that  such speculative  limits will not materially affect its trading recommendations or strategy for the Fund given the Trader's current accounts and  all  proposed  accounts  for which the Trader has a contract to act as a  CTA.

(f) The Trader, in connection with its rights and duties with  respect  to the Fund, shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent  person  acting  in  a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(g) The services of the Trader hereunder are not deemed exclusive and the Trader shall be free to render similar services to others (including other investment companies) so long as  its  services  under  this  Agreement are not impaired thereby. The Trader will waive enforcement of any non- compete agreement or other agreement or arrangement to which it is currently a party that restricts, limits, or otherwise  interferes  with  the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services and will transmit to any person or entity notice of such waiver as may be required to give effect to this provision; and the Trader will not become a party to any non-compete agreement or any other agreement, arrangement, or understanding  that would restrict, limit, or otherwise interfere with the ability of the Adviser and the Fund or any of their affiliates to employ or engage any person or organization, now or in the future, to manage the Fund, the Fund  or any other assets managed by the Adviser.
(a)
(h) The Trader shall furnish the Adviser and the administrator of the Fund (the "Administrator") daily, weekly, monthly, quarterly and annual reports concerning portfolio transactions and performance  of the Allocated Assets as the Adviser may reasonably determine in such form as may be mutually agreed upon, and agrees to review the Allocated Assets with the  Adviser and discuss the management of the Allocated Assets. The Trader shall promptly respond to requests by the Adviser, the Administrator, and the Trust CCO or their delegates for copies of the pertinent books and records maintained by the Trader relating directly to  the  Fund.  The Trader shall also provide the Adviser with such other  information  and  reports, including information and reports related to compliance matters, as may reasonably be requested by it from time to time, including  without limitation all material requested by or required to be  delivered  to  the Board.

(i) Unless otherwise instructed by the Adviser, the Trader shall not have the power, discretion or responsibility to vote any proxies in connection with Financial Interests in which the Allocated Assets may be invested, and the Adviser shall retain such responsibility.
G) The Trader shall cooperate promptly and fully with the Adviser, the  Trust and/or the Fund in responding to any regulatory  or  compliance examinations or inspections  (including  any information  requests) relating to the Trust, the Fund, or the Adviser brought by any governmental or regulatory authorities. The Trader shall provide to the Trust CCO or his or her delegate notice of any deficiencies that are identified by the  CFTC  or the United States Securities  and  Exchange  Commission  ("SEC") in written correspondence to the Trader and that relate  to  the  services provided by the Trader to the Fund pursuant  to  this  Agreement.  The Trader shall provide such notification within a reasonable period after receiving the correspondence. The Trader shall provide additional information with respect to such deficiencies as is reasonably requested by the Trust CCO or his or her  delegatee.

(k) The Trader shall maintain separate detailed records  of  all  matters pertaining to the  Allocated  Assets,  including,  without  limitation, brokerage and other records of all transactions of Financial Interests and securities.  Any records required  to be maintained  and preserved, pursuant to the provisions of Rule 31a-1 and Rule  31a-2  promulgated  under the 1940 Act and/or by the CFTC, that are prepared or  maintained  by  the Trader on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund upon request. The Trader further agrees to preserve for the periods, prescribed  in  Rule  31a-2 under  the  1940 Act the records required to be maintained under  Rule  31a-1  under  the 1940 Act, and/or by the CFTC.

(I) The Trader shall promptly notify the Adviser  of  any  financial condition that is likely to impair the Trader's ability to fulfill its commitments under this Agreement.
(I)
2. Representations and Warranties of the Parties

(a) The Trader represents and warrants to the Adviser as follows:

(i) The Trader is a registered CTA with the CFTC  and  a member  of the National Futures Association; and

(ii) This Agreement has been duly authorized and executed by the Trader.

(b) The Adviser represents and warrants to the Trader as follows:

(i) The Adviser is registered under the Advisers Act; and

(ii) Each of the Adviser and the Trust  has  duly  authorized the execution of this Agreement by the Adviser.

3. Obligations of the Adviser.

(a) The Adviser shall provide (or cause the Fund's Custodian (as defined in Section 4 hereof) to provide) timel y information to the Trader regarding such matters as the composition of  the  Allocated  Assets,  cash requirements and cash available for investment  in  the  Allocated Assets, and all other information as may be reasonably necessary for the Trader to perform its responsibilities hereunder.

(b) The Adviser has furnished the Trader with a copy of the prospectus and statement of additional information of the Fund and the Adviser agrees during the continuance of this Agreement to furnish the Trader  copies of any revisions or supplements thereto at, or, if practicable, before  the time the revisions or supplements become effective. The Adviser agrees  to furnish the Trader with copies of any financial  statements or reports made by the Fund to its shareholders, and any  further materials  or information that the Trader may reasonably request to enable it to perform its functions under this Agreement.

4. Custodian. The Adviser shall provide the Trader with a copy of the Trust's agreement with any custodian designated to hold the assets  of  the  Fund  (the "Custodian") and any material modifications thereto (the "Custody Agreement") that may affect the Trader's duties, copies of such modifications to be provided to the Trader reasonabl y in advance of the effectiveness of such modifications. The Allocated Assets shall be maintained in the custody of the Custodian identified in, and  in accordance  with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement).  The Trader  shall have no liability  for the acts or omissions of the Custodian, unless such act or omission is taken solely  in reliance upon instruction given to the Custodian by  a  representative  of  the  Trader properly authorized to give such instruction under the Custody Agreement.  Any assets added to the Fund shall be delivered directly to the Custodian.
1.
5. Use   of   Name.     During  the  term   of  this  Agreement,   the  Adviser    shall  have permission to use the Trader's name in the marketing of the Fund, and agrees to furnish the Trader, for its prior approval (which approval shall not be unreasonably withheld) at its principal office all prospectuses, proxy statements and reports to   shareholders prepared for distribution to shareholders of the Fund or the public that refer to the Trader in any way. If the Adviser does not receive a response from the Trader with respect to such materials within five business days  of its  submission  for approval,  such materials shall be deemed accepted by the Trader. The Trader agrees that Adviser may request that the Trader approve use of a certain type, and that Adviser need not provide  for approval each additional  piece of marketing material  that is of substantially the same type.

      During the term of this Agreement, the Trader shall not use the Adviser's name or the Fund's name without the prior consent of the Adviser  and the   Fund.

6. Expenses. During the Term of this Agreement, the Trader will pay all expenses incurred by it in connection with the performance of its duties under paragraph I hereof other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Fund.

7. Compensation   of   the   Trader.    As  full  compensation   for  all services  rendered, facilities furnished and expenses borne by the Trader hereunder, the Trader shall be paid the fees in the amounts and in the manner set forth in Appendix A hereto.

8. Independent    Contractor    Status.    The  Trader   shall   for  all   purposes hereof  be deemed  to   be   an   independent   contractor   and   shall,   unless   otherwise provided   or authorized, have no authority to act for or represent  the Trust, the Fund, or the  Adviser in any way or otherwise be deemed an agent of the Trust, the Fund, or the Adviser.

9. Liability and Indemnification.

(a) Liability. The duties of the Trader shall be confined to those expressly set forth herein with respect to the Allocated Assets. The Trader shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. Under no circumstances shall the Trader be liable for any loss arising out of any act or omission taken by another  CTA, or any other third  party,  in respect  of  any portion of the Fund's assets not managed by the  Trader  pursuant  to  this Agreement.

(b) Indemnification.

(i) The Trader shall indemnify the Adviser, the  Fund  and  the Trust, and their respective  affiliates  and  controlling  persons  (the "Adviser Indemnified Persons") for any liability and expenses, including reasonable attorneys' fees, which the Adviser, the Fund and/or the Trust and their respective affiliates and  controlling persons may sustain as a result of the Trader's breach of this Agreement or its representations and warranties herein or as a
(i)
result of the Trader's willful misfeasance, bad faith,  gross negligence, or reckless disregard of  its  duties  hereunder  or violation of applicable Jaw; provided, however, that the Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross  negligence,  or  reckless  disregard of its duties hereunder.

(ii) The Adviser shall indemnify the Trader, its affiliates and its controlling persons (the "Trader Indemnified Persons") for any liability and expenses, including reasonable attorneys' fees, arising from, or in connection with, the Adviser's  breach  of  this Agreement or its representations and warranties herein  or  as  a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable Jaw; provided, however, that the Trader Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Trader's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

10. Effective  Date  and  Termination.   This  Agreement  shall become  effective  as of the date of its execution, and:

(a) unless otherwise terminated, this Agreement shall continue in effect until February I , 2018, and from year to year thereafter so long as such continuance is specifically approved at  least  annually  (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and
(ii) by vote of a majority of the Trustees of the  Trust  who  are  not interested  persons of the Fund, the Adviser or the Trader, cast in person   at a meeting called for the purpose of voting on such   approval;

(b) this Agreement may at any time be  terminated  on 60 days'  written  notice to the Trader either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

(c) this Agreement shall automatically terminate in the event of its assignment or upon the tennination of the Advisory Agreement; and

(d) this Agreement may be terminated by the Trader  on  60  days'  written notice to the Adviser and the Trust, or by the Adviser immediately upon notice to the Trader.

      Tennination of this Agreement pursuant to this Section 10 shall be without the payment  of any penalty.

11. Amendment. This Agreement may be amended at any time by mutual consent of the Adviser and the Trader, provided that, if required by Jaw, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund
1.
and by vote of a majority of the Trustees  of the Trust  who  are not  interested  persons of the Trust, the Adviser, or the Trader, cast in person at a meeting called for the purpose of voting on such approval.

12. Assignment. The Trader may not assign  this  Agreement  and  this Agreement shall automatically terminate in the event of an "assignment," as such term is defined in Section 2(a)(4) of the 1940 Act. The Trader shall notify  the  Adviser  in  writing sufficiently in advance of any proposed change of "control," as defined  in Section  2(a)(9) of the 1940 Act, so as to enable the Trust and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into a new Trading Agreement  with the Trader, and (c) prepare, file, and deliver any disclosure document to the Fund's shareholders as may be required by applicable law.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this  Agreement  shall be held  or made invalid by a court decision, statute, rule or otherwise, the remainder of  this Agreement shall not be affected thereby. This Agreement  shall  be  construed  in accordance with applicable federal law and the laws of the State of Delaware and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 10 (c) hereof) and, to the extent provided in paragraph 9 hereof, each Trader Indemnified Person and  Adviser  Indemnified  Person.  Anything herein to the contrary notwithstanding, this Agreement  shall not  be construed  to  require, or to impose any duty upon, either of the parties to do anything in violation of  any applicable laws or regulations. Any provision in  this  Agreement  requiring compliance with any statute or regulation shall mean such statute or regulation as amended  and  in effect from time to time.

14. Regulation   S-P.     In   accordance   with   Regulation   S-P,  if non-public  personal information regarding any party's  customers or consumers  is disclosed  to the other party in connection  with  this  Agreement,  the other party  receiving  such information  will  not disclose  or use  that  information  other than  as necessary  to carry out the purposes of this Agreement.

15. Confidentiality. Any infonnation or recommendations supplied by either the Adviser or the Trader, that are not otherwise in the public domain or previously known to the other party in connection with the performance  of  its  obligations  and  duties hereunder, including without limitation portfolio holdings of the Fund,  financial information or other information relating to a party to this Agreement, are to be regarded as confidential ("Confidential Information") and held  in  the  strictest  confidence. Except as may be required by applicable law or  rule  as  requested  by regulatory authorities having jurisdiction over a party or as  requested  by  regulatory  authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated  and  such  other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Allocated Assets.
1.
16. Counterparts. This Agreement may be  executed  in  two  or  more counterparts, each of which shall be deemed an original, but all of which  together shall constitute  one and the same instrument.

      IN WITNESS WHEREOF, the parties have entered  into  this  Agreement  as of the day and year first above  written.

Steben & Company, Inc.

By: /s/ Francine Rosenberger
Name: Francine Rosenberger
Title: General Counsel

Revolution  Capital Management LLC

By:
Name:
Title:

Steben Alternative Investment Funds
on behalf of its series, Steben Managed Futures Strategy Fund

By: /s/ Francine Rosenberger
Name: Francine Rosenberger
Title: CCO

16. Counterparts.   This Agreement  may be executed  in two or more  counterparts, each of which shall be deemed an origina l, but all of which together shall  constitute one and the same instrument.

      IN WITNESS WHEREOF, the paiiies have entered into  this Agreement  as  of the  day and year first above  written.

Steben & Company,  Inc.

By:
Name:
Title:

Revolution  Capital  Management  LLC

By: /s/ Michael Mundt
Name: Michawel Mundt
Title: Managing Member

Steben Alternative  Investment Funds
on behalf of its series, Steben Managed  Futures Strategy  Fund

By:
Name:
Title: